Exhibit 99.1

Quinpario Acquisition Corp. and Jason Incorporated

Receive U.S. Antitrust Clearance in Regard to Pending Acquisition

ST. LOUIS, MISSOURI and MILWAUKEE, WISCONSIN – April 3, 2014 /Globe Newswire/ - Quinpario Acquisition Corp. (Nasdaq: QPAC, QPACU, QPACW) (“Quinpario”) and Jason Incorporated today announced that their request for early termination of the required waiting period with respect to filings made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), in connection with the previously announced proposed business combination has been granted. Quinpario announced a definitive agreement to acquire Jason Incorporated on March 17, 2014. The early termination of the HSR Act waiting period satisfies one of the conditions to the closing of the pending acquisition. The closing of the transaction is expected to be completed in the second quarter of 2014, pending shareholder approval, and remains subject to other customary closing conditions.

About Quinpario Acquisition Corp.

Quinpario is a special purpose acquisition company that completed its initial public offering in August 2013. Quinpario was formed for the purpose of acquiring one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Quinpario Partners I, LLC, which was formed for the expressed purpose of acting as the sponsor for Quinpario’s initial public offering, is an affiliate of Quinpario Partners LLC, an investment and operating company formed by Jeffry N. Quinn, former chairman, president and chief executive officer of Solutia Inc. For more information, please visit www.quinpario.com.

About Jason Incorporated

Jason Incorporated is parent company to a global family of manufacturing leaders within the seating, finishing, components and automotive acoustics markets, including Assembled Products (Buffalo Grove, Ill.), Janesville Acoustics (Southfield, Mich.), Metalex (Libertyville, Ill.), Milsco (Milwaukee, Wis.), Morton Manufacturing

(Libertyville, Ill.), Osborn (Cleveland, Ohio and Burgwald, Germany) and Sealeze (Richmond, Va.). All Jason companies utilize the Jason Business System, a collaborative manufacturing strategy applicable to a diverse group of companies that includes business principles and processes to ensure best-in-class results and collective strength. Headquartered in Milwaukee, Wis., Jason employs more than 4,000 individuals in 15 countries. To learn more, visit www.jasoninc.com.

Participants in the Solicitation

Quinpario and its directors and officers may be deemed participants in the solicitation of proxies to Quinpario’s stockholders with respect to the acquisition of Jason Incorporated. A list of the names of those directors and officers and a description of their interests in Quinpario is contained in Quinpario’s annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission, and will also be contained in the proxy statement for the proposed business combination when available. Information about Jason Incorporated and Jason Incorporated’s officers and directors will also be included therein.

Additional Information About The Transaction And Where To Find It

The proposed business combination will be submitted to shareholders of Quinpario for their consideration. Shareholders are urged to read the definitive proxy statement regarding the proposed business combination when it becomes available because it will contain important information for Quinpario’s shareholders to consider. Shareholders will be able to obtain a free copy of the proxy statement as well as other filings containing information about Quinpario and the business combination, without charge, at the Securities Exchange Commission’s (“SEC”) Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing the Quinpario website (www.quinpario.com).

Copies of the proxy statement and other filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Paul J. Berra III, Vice President, General Counsel and Secretary, 12935 N. Forty Drive, St. Louis, Missouri 63141.

Forward-looking Statements

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Quinpario expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by Quinpario in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Quinpario’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Quinpario changes in laws or regulations; and other factors, many of which are beyond the control of Quinpario. Information concerning these and other factors can be found in Quinpario’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Quinpario will be realized, or even if realized, that they will have the expected consequences to or effects on Quinpario or its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts:

Melissa H. Zona

+1 (636) 751-4057

mhzona@quinpario.com

Stacey Stark

+1 (414) 248-3626

sstark@jasoninc.com

Source: Quinpario Acquisition Corp. and Jason Incorporated

ST. LOUIS, MO and MILWAUKEE, WI

4/3/14